EXHIBIT 99.3

Xerium Technologies, Inc.

Reconciliation of Trailing Twelve Month Bank Adjusted EBITDA

In Thousands

	Q1 2009	Q2 2009	Q3 2009	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011
Net Income (loss)	$(9,448)	$1,601	$(7,381)	$(96,765)	$(30,157)	$(40,011)	$(3,656)	$738	$647	$1,622	$3,488	$2,433
Goodwill impairment	—	—	—	80,600	—	—	—	—	—	—	—	—
Stock-based compensation	161	885	778	481	2,103	1,356	1,756	2,098	1,250	831	172	(814)
Depreciation	9,205	9,547	10,269	10,518	9,871	9,511	9,644	9,937	10,232	10,686	10,655	9,808
Amortization of intangibles	583	583	582	580	580	579	578	581	576	576	577	576
Curtailment/settlement gain	—	—	—	—	—	—	—	—	—	—	402	—
Deferred financing cost amortization	1,536	1,158	1,201	1,522	1,575	3,908	238	232	236	366	1,011	694
Unrealized foreign exhange (gain) loss on revaluation of debt	(482)	(88)	(1,149)	93	149	693	(1,567)	(896)	(610)	(804)	2,484	(931)
Deferred taxes	633	806	1,396	4,751	558	2,174	1,573	4,309	660	549	1,037	(1,910)
(Gain) loss on disposition of property and equipment	(1,233)	(783)	(8)	45	86	23	(171)	(2,043)	(538)	(26)	(40)	40
Asset impairment	—	—	1,667	2	—	748	2,123	19	(0)	—	—	—
Non-cash interest expense related to interest rate swaps	397	396	859	2,165	3,211	2,147	2,160	2,203	0	—	—	—
Loss on extinguishment of debt	—	—	—	—	(0)	—	—	—	—	2,926	—	—
Non-cash reorganization expenses	—	—	—	—	14,283	14,400	—	—	—	—	—	—
Reorganization expenses accrued						4,546	(3,231)	(1,200)	(115)	115	—	—
Net change in operating assets and liabilities	(9,195)	(13,781)	3,093	8,350	2,575	(7,066)	(3,821)	1,291	(12,532)	(9,886)	4,289	4,476

Net cash provided by (used in) operating activities	(7,842)	324	11,307	12,342	4,834	(6,995)	5,626	17,269	(194)	6,955	24,075	14,372
												0
Cash interest expense, net	14,024	14,016	14,365	15,661	10,858	10,810	9,622	9,831	9,618	9,616	8,862	8,746
Net change in operating assets and liabilities	9,195	13,781	(3,093)	(8,350)	(2,575)	7,066	3,821	(1,291)	12,532	9,886	(4,289)	(4,476)
Cash income tax expense	3,259	1,891	2,028	(2,447)	1,578	2,876	2,745	2,453	2,758	2,481	2,227	2,878
Goodwill impairment	—	—	—	(80,600)	—	—	—	—	—	—	—	—
Stock-based compensation	(161)	(885)	(778)	(481)	(2,103)	(1,353)	(1,756)	(2,098)	(1,250)	(831)	(172)	814
Curtailment/settlement gain	—	—	—	—	—	—	—	—	—	—	(402)	—
Asset impairment	—	—	(1,667)	(2)	—	(748)	(2,123)	(19)	0	—	—	—
Unrealized foreign exhange (gain) loss on revaluation of debt	482	88	1,149	(93)	(149)	(693)	1,567	896	610	804	(2,484)	931
Gain (loss) on disposition of property and equipment	1,233	783	8	(45)	(86)	(23)	171	2,043	538	26	40	(40)
Non-cash reorganization expenses	—	—	—	—	(14,283)	(18,946)	3,231	1,200	115	(115)	—	—
Loss on extinguishment of debt	—	—	—	—	0	—	—	—	—	(2,926)	—	—

EBITDA	20,189	29,998	23,319	(64,015)	(1,927)	(8,004)	22,904	30,284	24,727	25,896	27,857	23,225
Unrealized foreign exhange (gain) loss on revaluation of debt	—	—	—	—	—	—	—	(1)	—	—	—	—
Amendment/termination costs							—					—
Change in fair value of interest rate swaps	(398)	(397)	(859)	(2,164)			—					—
Changes in value of other derivatives	—	—	—	—			—					—
Operational Restructuring Expense	114	1,026	87	1,184	1,567	1,796	1,199	2,552	168	542	577	302
Inventory write-offs under restructuring programs	103	142	104	(0)	—	—	—	—	—	—	—	—
Growth program costs	—	—	—	—			0					—
Non-cash Compensation and related expenses	161	885	778	481	2,389	1,041	2,067	1,812	1,250	831	172	(814)
Non-cash impairment charges	—	—	1,667	80,602	—	748	2,123	19	(0)	—	—	—
Non-recurring expenses resulting from cost reduction programs												—
Change in accounting policies	—	—	—	—	(1,400)	—	—	—	—	—	—	—
Financial restructuring costs (see note B below)	—	—	—	—	9,563	15,251	799	584	—	—	—	—
Write-off of deferred financing costs as “reorganization items”		—	—	—	14,283	—	—	—	—	—	—	—
Expenses Incurred in connection with indebtedness or refinancing transaction	—	—	—	—	—	14,400	—	—	—	2,926	—	—

Adjusted EBITDA for the quarter as previously reported	$20,169	$31,652	$25,096	$16,088	$24,476	$25,230	$29,094	$35,250	$26,145	$30,195	$28,606	$22,713

Less: disallowed items under current credit agreement:
Unrealized foreign exchange gain on revaluation of debt	—	—	—	—	—	—	—	—	—	—	—
Amendment/termination costs
Change in fair value of interest rate swaps	398	397	859	2,164
Changes in value of other derivatives	—	—	—	—
Growth program costs	—	—	—	—
Plus: new items under the current credit agreement:
Non-cash change in or adoption of accounting policies
Financial Restructuring Costs		274	1,961	6,501
Non-cash expense from granting of Common Stock
Non-cash expense relating to pension or benefit arrangements

Proforma Adjusted EBITDA under the current credit agreement	$20,567	$32,325	$27,916	$24,753	$24,476	$25,230	$29,093	$35,251	$26,145	$30,195	$28,606	$22,713

Adjusted EBITDA for the trailing twelve months (“TTM”)				$105,561	$109,470	$102,375	$103,552	$114,050	$115,719	$120,684	$120,197	$107,659

Note (A) – Adjusted EBITDA for all periods above have been presented in accordance with the definition of Adjusted EBITDA in the current credit facility except as noted below.

Note (B) – Financial restructuring costs under the definition of Adjusted EBITDA in the current credit facility are not adjustments added back to net income (loss) to arrive at Adjusted EBITDA for periods beginning after the quarter ended June 30, 2011. For all quarters in 2010, such items were added back to net income (loss) to arrive at Adjusted EBITDA based on the terms of the prior credit facility.

Had these adjustments not been in place in 2010, Adjusted EBITDA would have decreased by $9.6 million, $15.3 million, $0.8 million and $0.6 million, respectively.

Xerium Technologies, Inc.

Reconciliation of Total Working Capital as a Percentage of Revenue

	Q4 2009	Q1 2010	Q2 2010	Q3 2010	Q4 2010	Q1 2011	Q2 2011	Q3 2011	Q4 2011
Net Sales	$132,437	$135,015	$132,827	$135,899	$144,593	$143,166	$150,378	$148,227	$145,189

Accounts Receivable	$83,602	$88,475	$83,268	$91,503	$93,332	$99,359	$98,068	$93,432	$91,784
Inventory	78,174	75,583	72,802	78,863	81,927	90,177	98,833	91,364	83,317
Less: “Trade AP” (per calculation below)	27,652	26,057	27,029	26,517	32,779	30,834	29,162	25,955	29,077

Trade Working Capital	$134,124	$138,001	$129,041	$143,849	$142,480	$158,702	$167,739	$158,124	$145,178

% of Net Sales	25.3%	25.6%	24.3%	26.5%	24.6%	27.7%	27.9%	26.7%	25.0%
Calculation of Trade AP
Accounts Payable	$32,124	$30,488	$30,923	$31,991	$41,686	$37,992	$36,270	$33,474	$39,743
Less: Deposits Received	(2,014)	(2,899)	(2,394)	(3,493)	(3,415)	(4,913)	(5,486)	(5,881)	(5,813)
Less: Other Payables	(2,458)	(1,532)	(1,500)	(1,981)	(5,492)	(2,245)	(1,622)	(1,638)	(4,852)

Trade AP	$27,652	$26,057	$27,029	$26,517	$32,779	$30,834	$29,162	$25,955	$29,077